Exhibit 99.1

For more information contact:

Dan Burch / Laurie Connell
MacKenzie Partners, Inc.
212/929-5500

JoAnn Horne

Market Street Partners

415/445-3233

DIGITAL GENERATION, INC. ANNOUNCES FILING OF DEFINITIVE PROXY STATEMENT

Special Meeting of Stockholders to be Held on February 3, 2014

DALLAS, TX — January 14, 2014 — Digital Generation, Inc. (NASDAQ: DGIT), the world’s leading ad management and distribution platform, today announced that it has filed a definitive proxy statement with the U.S. Securities and Exchange Commission regarding the merger transaction with Extreme Reach, Inc. and a wholly-owned subsidiary of Extreme Reach and has set the date for a special meeting of stockholders to approve the transaction.

The Company’s special meeting of stockholders will be held on Monday, February 3, 2014, at 10 a.m. local time. The meeting will be held at the Four Seasons Resort and Club Dallas at Las Colinas at 4150 North MacArthur Boulevard, Irving, Texas 75038.

All stockholders of record of the Company’s common stock as of the close of business on January 3, 2014 will be entitled to vote their shares either in person or by proxy.  If you have any questions or need assistance voting your shares, please contact our proxy solicitation agent, MacKenzie Partners, Inc., at (212) 929-5500.  If the Company’s stockholders adopt and approve the merger agreement, and the spin-off and merger transaction is completed, holders of the Company’s common stock will receive (i) the distribution of one share of common stock of The New Online Company, a newly-formed subsidiary of the Company, for each share of DG common stock that they currently hold in partial redemption of their DG shares; and (ii) approximately $3.00 in cash, without interest, for each share of DG’s common stock they currently hold (except for shares held by stockholders who have properly exercised their dissenter’s rights of appraisal under Delaware law), as described in the definitive proxy statement.

The Company’s board of directors has unanimously approved the transactions contemplated by the merger agreement, including the spin-off and merger transaction, and determined that the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the spin-off and merger transaction, are advisable, fair to and in the best interests of our stockholders. The Company’s board of directors recommends that the Company’s stockholders vote “FOR” adoption and approval of the merger agreement.

The transaction, which is expected to be completed early in 2014, remains subject to the satisfaction of the closing conditions set forth in the merger agreement, including approval and adoption of the merger agreement by the Company’s stockholders at the special meeting.

Additional Information and Where To Find It

The Company filed with the SEC on January 13, 2014 and mailed on or about January 13, 2014 to the Company’s stockholders of record as of January 3, 2014, a proxy statement in connection with the merger transaction (the “Proxy Statement”). Accompanying the Proxy Statement is an information statement filed by The New Online Company, a newly-formed subsidiary of the Company (the “Information Statement”). The Proxy Statement and Information Statement contain important information about the Company, The New Online Company, the merger and related matters. Investors and security holders are urged to read the Proxy Statement, Information Statement and any other relevant documents carefully.

Investors and security holders will be able to obtain free copies of the Proxy Statement, Information Statement and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement and Information Statement from the Company by contacting Investor Relations, Digital Generation, Inc., 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039, (972) 581-2000.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies relating to the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K and Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC on March 15, 2013 and April 30, 2013, respectively.

About DG

DG (NASDAQ: DGIT) is the leading global multiscreen advertising management and distribution platform, fueling campaign management across TV, online, mobile and beyond. Through a combination of technology and services, DG empowers brands and advertisers to work faster, smarter and more competitively. Boasting the world’s largest hybrid satellite and Internet network for broadcast video delivery, the Company’s unparalleled campaign management encompasses multiscreen ad delivery, cross-channel research and analytics, and unified asset management. The DG product portfolio consists of two overarching product lines for online and video campaign management: MediaMind and VideoFusion.

With New York as a center of operations, DG is a global company that connects over 14,000 advertisers and 7,400 agencies worldwide with their targeted audiences through an expansive network of over 50,000 media destinations across TV broadcast and digital advertising in about 78 countries, managing approximately ten percent of the world’s media assets. For more information, visit http://www.dgit.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this communication regarding the proposed transactions, the expected timing for completing the proposed transactions, future financial and operating results, benefits, synergies, future opportunities of the proposed transactions and any other statements about the Company’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transactions; the ability to obtain the requisite stockholder approvals in a timely manner or otherwise; failure to satisfy other conditions to consummation of the transactions; the ability of Extreme Reach to consummate the necessary debt financing arrangements set forth in financing letters received by Extreme Reach; changes in government regulation; the ability to successfully separate operations and employees; the potential impact of the announcement of the transactions or consummation of the transactions on relationships with employees, suppliers, customers and competitors; international, national or local economic, social or political conditions that could adversely affect the parties to the transactions or their customers; conditions in the credit markets; and the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls and the other risks and uncertainties that affect the parties’ businesses, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. In addition, any forward-looking statements represent the Company’s estimates only as of the date hereof and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company disclaims any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.